Exhibit 16

[Letterhead of Deloitte & Touche LLP]

September 26, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read the first paragraph on page 213 of the Form S-4 dated September 26, 2014, of Summit Materials, LLC and subsidiaries and Continental Cement Company, L.L.C. and subsidiary and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ DELOITTE & TOUCHE LLP